UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2013

GSE Holding, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35382	77-0619069
(Commission File Number)	(IRS Employer Identification No.)

19103 Gundle Road, Houston, TX	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 443-8564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The commentary to Section 303A.03 of the New York Stock Exchange (“NYSE”) Listed Company Manual requires each listed company to disclose in its proxy statement for annual stockholder meetings the name of the director chosen to preside in executive sessions of non-management directors or, alternatively, the procedure by which a presiding director is chosen for each session.  GSE Holding, Inc. (the “Company”) inadvertently failed to identify in its proxy statement for the 2013 Annual Meeting of Stockholders that Robert C. Griffin, the independent Chairman of the Board, leads all of the regularly scheduled executive sessions of the non-management Directors.

The commentary to Section 303A.03 of the NYSE Listed Company Manual also requires each listed company to disclose in its proxy statement the method for interested parties to communicate directly with the presiding director of the Board of Directors of a company or with the non-management directors as a group.  The Company’s proxy statement for the 2013 Annual Meeting of Stockholders included a procedure for stockholders to communicate with the Board, but inadvertently did not include the communication procedure for other interested parties.

Any stockholders or other interested parties may communicate with the Chairman of the Board (the presiding director) or with non-management Directors as a group by directing communications to the Secretary, GSE Holding, Inc., 19103 Gundle Road, Houston, TX 77073.  Such stockholders or interested parties should prominently indicate on the outside of the envelope that the communication is intended for the Chairman of the Board or the non-management Directors as a group.  In accordance with instructions from the Chairman of the Board and the non-management Directors, the Secretary will review all communications, will organize the communications for review by the Chairman of the Board or the non-management Directors and will promptly forward communications (other than communications that are trivial in nature or otherwise not related to accounting, internal controls, auditing matters, corporate governance, or any other significant legal or ethical issues at GSE) to the Chairman of the Board or the non-management Directors.

The Company will include such disclosures in the proxy statement for its 2014 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2013
GSE HOLDING, INC.

/s/ Mark A. Whitney
	By:	Mark A. Whitney
	Title:	Vice President, General Counsel & Secretary